UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 23, 2014

AOL INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34419	20-4268793
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

770 Broadway, New York, New York 10003

(Address of Principal Executive Offices) (Zip Code)

212-652-6400

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On January 23, 2014, AOL Inc. (the “Company”) announced that it has agreed to purchase Project Rover, Inc. dba “Gravity” (“Gravity”), a company incorporated and registered in the state of Delaware, for approximately $83 million in cash. An additional $7.7 million of cash consideration will be deferred and paid over a two-year service period post-closing for certain Gravity employees. As part of the transaction, the Company will acquire approximately $12 million of net operating losses, which is expected to result in a future cash tax benefit to the Company of approximately $5 million. Gravity provides content personalization technology and publisher solutions to create relevant consumer and advertiser experiences. The Company expects the acquisition to close in the first quarter of 2014.

Forward-Looking Statements

This document contains “forward-looking statements” within the meaning of the federal securities laws, including statements concerning anticipated future events and expectations that are not historical facts. Words such as “anticipates,” “estimates,” “expects,” “projects,” “forecasts,” “intends,” “plans,” “will,” “believes” and words and terms of similar substance used in connection with any discussion of future operating or financial performance identify forward-looking statements. These forward-looking statements are based on management’s current expectations and beliefs about future events. As with any projection or forecast, they are inherently susceptible to uncertainty and changes in circumstances. Except as required by law, we are under no obligation to, and expressly disclaim any obligation to, update or alter any forward-looking statements whether as a result of such changes, new information, subsequent events or otherwise. Various factors could adversely affect our operations, business or financial results in the future and cause our actual results to differ materially from those contained in the forward-looking statements, including those factors discussed in detail in the “Risk Factors” sections contained in our Annual Report on Form 10-K for the year ended December 31, 2012 (the “Annual Report”) and in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2013 (the “Quarterly Report”), filed with the Securities and Exchange Commission. In addition, we operate a web services company in a highly competitive, rapidly changing and consumer- and technology-driven industry. This industry is affected by government regulation, economic, strategic, political and social conditions, consumer response to new and existing products and services, technological developments and, particularly in view of new technologies, the continued ability to protect intellectual property rights. Our actual results could differ materially from management’s expectations because of changes in such factors. Achieving our business and financial objectives, including improved financial results and maintenance of a strong balance sheet and liquidity position, could be adversely affected by the factors discussed or referenced under the “Risk Factors” sections contained in the Annual Report and Quarterly Report as well as, among other things: 1) changes in our plans, strategies and intentions; 2) stock price volatility; 3) future borrowing and restrictive covenants under the new revolving credit facility; 4) the impact of significant acquisitions, dispositions and other similar transactions; 5) our ability to attract and retain key employees; 6) any negative unintended consequences of cost reductions, restructuring actions or similar efforts, including with respect to any associated savings, charges or other amounts; 7) market adoption of new products and services; 8) our ability to attract and retain unique visitors to our properties; 9) asset impairments; and 10) the impact of “cyber espionage.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AOL INC.

	By:	/s/ Karen Dykstra
	Name: Title:	Karen Dykstra Chief Financial and Administrative Officer

Date: January 23, 2014